INDEPENDENT ACCOUNTANTS' CONSENT



To the Board of Directors of MarketU Inc.


We consent to the use of our reports included herein and to the reference to our firm under the heading "Experts" in the prospectus.



KPMG LLP
Chartered Accountants


Abbotsford, British Columbia

December 20, 2000